Exhibit 10.1

WARRANT AMENDMENT AGREEMENT

This WARRANT AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of September 20, 2019 by and between the investor signatory hereto (“Warrantholder”), and CorMedix Inc., a Delaware corporation (the “Company”).

WHEREAS, Warrantholder is the holder of Series B warrants, issued on May 3, 2017 in an underwritten public offering by way of a prospectus supplement to the Company’s effective “shelf” registration statement (File No. 333-203300), to acquire certain shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), with an exercise price (as adjusted prior to the date hereof) of $5.25 per share (the “Warrants”);

WHEREAS, the shares of Common Stock underlying the Warrants have been registered for resale pursuant to an effective registration statement on Form S-3 (333-227846); and

WHEREAS, each of the Company and the Warrantholder desires to amend the Warrants as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, warranties, representations, and agreements hereinafter contained, the parties mutually agree and covenant as follows:

1.             Amendment of Warrants. On the terms and subject to the conditions set forth herein, effective as of the date hereof, the Company and Warrantholder hereby agree to amend the Warrants to add the following as a new Section 3(g) therein (the “Amendment”):

(g)       Voluntary Adjustment By Company. Subject to the rules and regulations of The New York Stock Exchange, the Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company

2.             Representations and Warranties of Warrantholder. Warrantholder hereby represents and warrants to the Company, as of the date hereof, as follows:

(a)               Power and Authorization. Warrantholder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)               Valid and Binding Agreement; No Violation. This Agreement has been duly executed and delivered by Warrantholder and constitutes a valid and binding agreement of Warrantholder, enforceable against Warrantholder in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’ rights generally and general principles of equity. The execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Warrantholder is a party or by which Warrantholder is bound.

(c)               Title to the Warrants. Warrantholder is the sole legal and beneficial owner of the Warrants and has good, valid and marketable title to the Warrants, free and clear of any liens or encumbrances. Warrantholder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of any of the Warrants or its rights in the Warrants, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrants.

(d)               Accredited Investor. Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e)               No Affiliate or 10% Stockholder Status. Warrantholder is not, and has not been during the consecutive three (3) month period preceding the date hereof, an “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. Warrantholder acquired the Warrants directly from the Company. Warrantholder and its Affiliates collectively beneficially own and will beneficially own as of the Closing Date less than 10% of the outstanding shares of common stock of the Company.

(f)                Adequate Information; No Reliance. Warrantholder acknowledges and agrees that (i) Warrantholder has been furnished with all materials it considers relevant to making an investment decision to enter into the transactions contemplated by this Agreement and has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, all filings made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) Warrantholder has had full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, (iii) Warrantholder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the sale of the Warrants and to make an informed investment decision with respect to such sale, and (iv) Warrantholder is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for the publicly available filings made by the Company with the SEC under the Exchange Act and the representations and warranties made by the Company in this Agreement.

4.             Representations and Warranties of the Company. The Company hereby represents and warrants to Warrantholder, as of the date hereof as follows:

(a)               Power and Authorization. The Company is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)               Valid and Binding Agreement; No Violation. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency or other similar laws relating to enforcement of creditors’ rights generally and general principles of equity. The execution of this Agreement and consummation of the transactions contemplated hereby will not constitute a violation of, or conflict with or result in a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.

5.             Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions on the date hereof.

6.             Covenants of the Company.

(a)               Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, file a Current Report on form 8-K disclosing all material terms of the transactions contemplated hereby (the “Form 8-K”). From and after the filing of the Form 8-K, the Warrantholder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide the Warrantholder with any material, nonpublic information regarding the Company from and after the filing of the Form 8-K without the express written consent of the Warrantholder. The Company shall not disclose the name of the Warrantholder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

(b)               From the date hereof until the eleventh (11th) Business Day after the date hereof, the Company shall not reduce the exercise price of any warrants to purchase Common Stock of the Company other than any Warrants set forth on Schedule I attached hereto.

(c)              The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the eleventh (11thth) Business Day after the date hereof, neither the Company nor any of its Subsidiaries shall directly or indirectly, offer, announce, enter into any agreement with respect to or otherwise consummate any transaction (any such actions, “Actions”) with respect to any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Common Stock, any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights (other than with respect to Excluded Securities (as defined below)). Notwithstanding the foregoing, the restrictions contained in this Section 6 (c) shall not apply to any Actions in connection with (A) shares of Common Stock or options issued to employees, officers or directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, including, without limitation, the grant or other issuance of such securities pursuant to the term of an existing agreement or the entry into a new agreement, or (B) securities issued upon the exercise or exchange of or conversion of any Convertible Securities and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities or (C) the Registered Securities (collectively, the “Excluded Securities”). For the purpose of this Section 6(c), “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share capital or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

7.             Miscellaneous Provisions.

(a)               Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)               Governing Law. This Agreement and the transactions contemplated herein shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its choice of law rules.

(c)               Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

(d)               Amendments and Modifications. This Agreement shall not be modified, amended, waived or changed in any respect except in a writing duly signed by the parties, and each party waives any right to amend this Agreement in any other manner.

(e)               Execution in Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, but all of which shall be deemed to constitute one instrument.

(f)                Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, personal representatives, successors, transferees and assigns.

(g)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at CorMedix Inc., 400 Connell Drive, Suite 5000, Berkeley Heights, New Jersey 07922, attention of Chief Executive Officer, with a copy to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, Attention: Alexander M. Donaldson. Notices to Warrantholder shall be directed to it at the address set forth on the signature page to this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

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By:
Name:
Title:

Address for notices to Warrantholder:

Attention:

CORMEDIX INC.

By:
Name:	Robert W. Cook
Title:	Chief Financial Officer

[Signature Page to Warrant Amendment Agreement]

Schedule I

Name of Purchaser	Number of Warrants